Exhibit 99.1

PRESS RELEASE

February 7, 2008

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, (800) 872-7941, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 46th consecutive quarterly cash dividend on its common stock. The dividend of $0.08 per share is payable on March 3, 2008 to holders of record on February 18, 2008.

The Company’s net income for the year ended December 31, 2007 totaled $6.4 million, which represented net income per share on a basic and a fully diluted basis of $1.24 and $1.14, respectively. In comparison, the Company had net income for the year ended December 31, 2006 of $7.3 million, which represented net income per share on a basic and a fully diluted basis of $1.42 and $1.37, respectively. The net income for 2007 represents a decrease of 12.5% from the same period in 2006. This decrease is largely attributable to the Company’s realization of a one-time gain of $1.1 million during 2006 resulting from the Company’s investment in another financial institution, an increase in the Company’s provision for loan losses and a decrease in net interest margin during 2007. The Company’s provision for loan losses increased from $2.1 million for 2006 to $2.7 million for 2007. During 2007, the loan portfolio grew by $117.9 million, compared to growth of $103.6 million during 2006. The increase in the amount of the provision for loan losses was attributable in large part to the downturn in the real estate, credit and liquidity markets and the corresponding slowdown in the national economy and the Company’s local economy during the past three quarters, as well as to the growth of the Company’s loan portfolio, generally.

The Company’s net interest margin decreased from 3.85% for 2006 to 3.68% for 2007. This decline in the net interest margin is primarily due to the Federal Reserve decreasing interest rates 100 basis points during the second half of 2007. As a result of those rate decreases, the Company saw a significant drop in its net interest margin during the fourth quarter of 2007 –falling from 3.81% during the third quarter of 2007 to 3.41% during the fourth quarter of 2007. At December 31, 2007, approximately 65% of the Company’s interest earning assets were scheduled to either mature or reprice within 90 days, while only 35% of the Company’s interest-bearing liabilities were scheduled to either mature or reprice during that same time period. This repricing gap is mainly due to the fact that approximately 60% of the Company’s commercial banking loan portfolio accrues interest at a variable rate and, accordingly, adjusts with changes in the prime rate of interest. During January 2008, the Federal Reserve decreased interest rates by an additional 125 basis points, which will put further pressure on the Company’s net interest margin and net income in future periods. If interest rates continue to decline and our net interest margin continues to be compressed, those developments would have a material adverse effect on the Company’s earnings in 2008.

The Company’s loan portfolio increased from $697.3 million at December 31, 2006 to $815.2 million at December 31, 2007, representing a $117.9 million, or 16.9%, increase. The ratio of the Company’s non-performing assets to total loans and other real estate was 1.34% at December 31, 2007, as compared to 0.61% at December 31, 2006. The bank had $11.0 million of non-performing assets at December 31, 2007, comprised of $5.6 million of non-accrual loans and $5.4 million of foreclosed properties held in other real estate owned. Those foreclosed properties include a $3.0 million property that is secured with a residential home located on Lake Lanier in Hall County, Georgia, and two properties, totaling $1.8 million, each of which is an automobile service center. Of the $5.6 million of non-accrual loans, $3.2 million are related to the Company’s acquisition and development and construction loan portfolio and approximately $940,000 is related to a loan secured by a self storage facility. As of December 31, 2007, net charge-offs represented 0.11% of average outstanding loans, on an annualized basis. The Company increased its allowance for loan losses from $8.0 million, or 1.15% of total loans, at December 31, 2006, to $9.8 million, or 1.21% of total loans, at December 31, 2007.

Don Boggus, the Company’s President and Chief Executive Officer, stated: “During the fourth quarter of 2007, we continued to experience the effects of the deteriorating housing and real estate markets, as well as the general credit and liquidity crises that have negatively affected local, national and global markets. In light of these tremendous challenges, we are pleased with our performance during 2007. We continue to diligently scrutinize our loan portfolio to identify credit issues, and to aggressively pursue favorable resolutions of those issues when they arise. Like most financial institutions, we have felt the ill effects of this challenging market, as we have experienced a decline in our asset quality, and we anticipate experiencing further declines in future periods. We also continue to experience earnings pressures resulting from a lower net interest margin, and we expect that we will continue to experience those pressures in the foreseeable future, as the prime rate has experienced a 125 basis point decline since the end of 2007. This decrease in net interest margin will negatively affect our net interest income during the first quarter of 2008, as well as the fiscal year 2008.”

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $920.3 million and consolidated shareholders’ equity of approximately $67.4 million, or $12.82 per share, as of December 31, 2007. The Company has 11 full service offices, a loan production office and a corporate office, located in seven counties in North Georgia. The Company had approximately 5.3 million shares of common stock outstanding at December 31, 2007. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT.”

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements about: the Company’s ability to identify and resolve credit issues in its loan portfolio; and the Company’s ability to address and cope with earnings pressures resulting from anticipated decreases in net interest margin.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation: the Company’s inability to properly manage its credit exposure, including, without limitation, any failure by the Company to identify and resolve credit problems, and/or to any failure to maintain adequate reserves to protect itself against any losses resulting from those credit problems; further deterioration of the Company’s asset quality, and/or greater deterioration in asset quality that presently anticipated by the Company; further decreases in net interest margin, or decreases in net interest margin that exceed the Company’s expectations; the Company’s inability to cope with earnings pressures resulting from any further decreases in net interest margin; and those other risks and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the captions “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors,” and otherwise in the Company’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.